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                                                                    EXHIBIT 23.6

                          CONSENT OF STANLEY J. BRIGHT


     In accordance with the requirements of Rule 438 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), I hereby consent to the references to my name appearing in this Registration Statement on Form S-1 and in the accompanying Prospectus forming a part thereof relating to the registration under the Securities Act of shares of common stock of InterCoast Energy Company to be issued in connection with the proposed initial public offering of said shares of common stock.



                                    /s/ Stanley J. Bright
                                    ---------------------
                                    STANLEY J. BRIGHT


May 23, 1996